November 19, 1997

Securities & Exchange Commission
Division of Corporation Finance
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 12, 1997, to be filed by our former client Hospitality Worldwide Services, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,



/s/ BDO Seidman, LLP
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BDO Seidman, LLP